Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.04 for the Quarter Ended March 31, 2015

OMAHA, Neb.--(BUSINESS WIRE)--April 17, 2015--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.04 on net income available to common shareholders of $0.7 million for the fiscal quarter ended March 31, 2015.

“We are making a number of targeted investments within our wholesale business. In particular, we continue to develop our technology infrastructure and proprietary applications to enhance our customers’ experience and profitability. Additionally, we are expanding our refrigerated and temperature controlled trucking fleet. These investments are specifically designed to capitalize on our convenience store customers increasing demand for new foodservice offerings and technological needs,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted “We expect that we will continue to invest in our wholesale business to maintain our leadership position in the industry and are seeking acquisitions that can benefit from our extensive platform of customer services.”

“In late March, we hosted our annual spring trade show in Kansas City. This is our largest customer event of the year and once again, we enjoyed outstanding attendance from both existing and prospective customers. Our sales and merchandising teams are working closely with customers as the spring sales season kicks off. As convenience store traffic increases, fully capturing and maximizing this opportunity is an important focus for our customers,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“The retail health food operating environment in the markets we operate remains highly competitive. Both national and regional chains are pursuing aggressive expansion efforts and continue to open new stores. Our management team has been focused on a variety of initiatives designed to enhance the operating economics of each retail store. These efforts include a targeted focus on the major business drivers such as inventory rationalization, merchandising, store staffing mix, and expense management,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $279.2 million and operating income before depreciation and amortization of $3.0 million for the second fiscal quarter of 2015. The retail health food segment reported revenues of $8.2 million and operating income before depreciation and amortization of $0.6 million for the same period.

“We actively manage our working capital and seek opportunities to use our liquidity to our benefit,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “We are also using the lower cost energy environment to make additional investments in our refrigerated fleet. These capital improvements enhance our ability to support our foodservice business but the refrigeration also increases overall fuel consumption company wide. We were pleased to close the March 31, 2015 quarter with shareholders’ equity of $58.6 million and consolidated debt of $35.9 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2015 and September 30, 2014

	March	September
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$189,559	$99,922
Accounts receivable, less allowance for doubtful accounts of $0.9 million and $0.8 million at March 2015 and September 2014, respectively	30,847,526	33,286,932
Inventories, net	65,521,673	43,635,266
Deferred income taxes	1,353,082	1,606,168
Prepaid and other current assets	3,325,626	5,034,570
Total current assets	101,237,466	83,662,858

Property and equipment, net	13,388,517	13,763,140
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,273,478	4,455,978
Other assets	336,357	448,149
	$125,585,645	$108,679,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,627,660	$16,412,895
Accrued expenses	5,978,844	6,891,308
Accrued wages, salaries and bonuses	1,977,298	2,647,969
Income taxes payable	26,476	1,603,614
Current maturities of long-term debt	346,057	341,190
Total current liabilities	24,956,335	27,896,976

Credit facility	31,963,666	15,081,783
Deferred income taxes	3,469,673	3,484,204
Long-term debt, less current maturities	3,561,053	3,735,702
Other long-term liabilities	134,980	139,003
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized, issued, and outstanding, and a total liquidation preference of $2.5 million at both March 2015 and September 2014	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both March 2015 and September 2014, and a total liquidation preference of $0.4 million at both March 2015 and September 2014	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 615,822 shares outstanding at March 2015 and 602,411 shares outstanding at September 2014	6,811	6,677
Additional paid-in capital	14,743,839	13,571,909
Retained earnings	49,814,791	47,829,201
Treasury stock at cost	(5,965,503)	(5,965,503)
Total shareholders’ equity	58,599,938	55,442,284
	$125,585,645	$108,679,952

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2015 and 2014

	For the three months		For the six months
	ended March		ended March
	2015	2014	2015	2014
Sales (including excise taxes of $87.4 million and $85.7 million, and $184.4 million and $183.1 million, respectively)	$287,443,864	$272,421,788	$602,877,340	$578,047,345
Cost of sales	269,710,529	254,801,826	565,617,473	540,786,320
Gross profit	17,733,335	17,619,962	37,259,867	37,261,025

Selling, general and administrative expenses	15,485,757	15,812,174	31,666,879	32,304,437
Depreciation and amortization	590,857	628,834	1,167,162	1,252,874
	16,076,614	16,441,008	32,834,041	33,557,311
Operating income	1,656,721	1,178,954	4,425,826	3,703,714

Other expense (income):
Interest expense	194,375	222,624	431,517	524,619
Other (income), net	(35,987)	(38,955)	(43,054)	(69,186)
	158,388	183,669	388,463	455,433
Income from operations before income tax expense	1,498,333	995,285	4,037,363	3,248,281
Income tax expense	729,000	464,000	1,722,000	1,429,000
Net income	769,333	531,285	2,315,363	1,819,281
Preferred stock dividend requirements	(48,108)	(48,108)	(97,285)	(97,285)
Net income available to common shareholders	$721,225	$483,177	$2,218,078	$1,721,996

Basic earnings per share available to common shareholders	$1.17	$0.79	$3.61	$2.79
Diluted earnings per share available to common shareholders	$1.04	$0.72	$3.15	$2.46

Basic weighted average shares outstanding	615,822	611,432	614,173	616,888
Diluted weighted average shares outstanding	737,180	737,461	735,599	739,223

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,315,363	$1,819,281
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	984,662	1,070,374
Amortization	182,500	182,500
(Gain) loss on sale of property and equipment	7,036	(24,746)
Equity-based compensation	607,661	717,821
Deferred income taxes	238,555	462,447
Provision for losses on doubtful accounts	159,999	132,000
Provision for losses (recoveries) on inventory obsolescence	(34,189)	(1,121)
Other	(4,023)	(4,023)

Changes in assets and liabilities:
Accounts receivable	2,279,407	1,356,409
Inventories	(21,852,218)	(2,474,084)
Prepaid and other current assets	1,708,944	5,700
Other assets	111,792	13,054
Accounts payable	200,996	(34,071)
Accrued expenses and accrued wages, salaries and bonuses	(862,235)	(1,565,640)
Income tax payable	(1,577,138)	(1,618,592)
Net cash flows from operating activities	(15,532,888)	37,309

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(611,106)	(1,362,832)
Proceeds from sales of property and equipment	7,800	29,969
Acquisition	—	(513,938)
Net cash flows from investing activities	(603,306)	(1,846,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	16,881,883	4,926,619
Principal payments on long-term debt	(169,782)	(607,923)
Repurchase of Series B Convertible Preferred Stock and common stock	—	(1,941,918)
Dividends paid on convertible preferred stock	(97,285)	(97,285)
Dividends on common stock	(232,488)	(239,362)
Withholdings on the exercise of equity-based awards	(156,497)	(109,115)
Net cash flows from financing activities	16,225,831	1,931,016

Net change in cash	89,637	121,524

Cash, beginning of period	99,922	275,036
Cash, end of period	$189,559	$396,560

	2015	2014
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$403,758	$523,081
Cash paid during the period for income taxes	3,060,584	2,585,145

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	48,754	152,311
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,240,842	1,154,869

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727